Exhibit 25

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b) (2)

Truist Bank

(Exact name of trustee as specified in its charter)

North Carolina	56-0149200
(Jurisdiction of incorporation if not a U.S. national bank)	(I.R.S. Employer Identification No.)
223 West Nash Street Wilson, NC 27893	27893
(Address of principal executive offices)	(Zip Code)

Patrick Giordano

Vice President

223 West Nash Street

Wilson, NC 27893

(904) 463-6762

(Name, address and telephone number of agent for service)

PITNEY BOWES INC.

(Exact name of obligor as specified in its charter)

Delaware	06-0495050
(Jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

3001 Summer Street
Stamford, CT 06926
(203) 356-5000

(Address of principal executive offices)

Debt Securities

(Title of the indenture securities)

Item 1.	General Information. Furnish the following information as to the trustee:
	(a)	Name and address of each examining or supervising authority to which it is subject.
State of North Carolina – Commissioner of Banks
State of North Carolina
Raleigh, North Carolina

Federal Reserve Bank of Richmond
Post Office Box 27622
Richmond, VA 23261

Federal Deposit Insurance Corporation
Washington, D.C.
	(b)	Whether it is authorized to exercise corporate trust powers.
Yes.
Item 2.

Affiliations with Obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

Based upon an examination of the books and records of the trustee and upon information furnished by the obligor, the obligor is not an affiliate of the trustee.

Items 3-15	No responses are included for Items 3-15. Responses to those items are not required because, as provided in General Instruction B, the obligor is not in default on any securities issued under indentures under which Truist Bank is a trustee and Truist Bank is not a foreign trustee.

Item 16.

List of Exhibits.

List below all exhibits filed as a part of this statement of eligibility; exhibits identified in parentheses are filed with the Commission and are incorporated herein by reference as exhibits hereto pursuant to Rule 7a-29 under the Trust Indenture Act of 1939, as amended, and Rule 24 of the Commission’s Rules of Practice.

	Exhibit 1.	A copy of the Articles of Incorporation for Truist Bank. (See Exhibit 1 to Form T-1 filed with Registration Statement No. 333-267664).
	Exhibit 2.	The authority of Truist Bank to commence business was granted under the Articles of Incorporation for Truist Bank. (See Exhibit 2 to Form T-1 filed with Registration Statement No. 333-267664).
	Exhibit 3.	The authorization to exercise corporate trust powers was granted by the State of North Carolina Commissioner of Banks in the Authority to Act as Fiduciary without Bond Certificate. (See Exhibit 3 to Form T-1 filed with Registration Statement No. 333-267664).
	Exhibit 4.	A copy of the existing By-Laws of Truist Bank. (See Exhibit 4 to Form T-1 filed with Registration Statement No. 333-267664).
	Exhibit 5.	Not applicable.
	Exhibit 6.	The consent of Trustee as required by Section 321(b) of the Trust Indenture Act of 1939. (See Exhibit 4 to Form T-1 filed with Registration Statement No. 333-267664).
	Exhibit 7.	The Current Report of the Condition of Trustee, published pursuant to law or the requirements of its supervising or examining authority, is attached as Exhibit 7.
	Exhibit 8.	Not applicable.
	Exhibit 9.	Not applicable.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939 the trustee, Truist Bank, a banking corporation organized and existing under the laws of the State of North Carolina, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Jacksonville and the State of Florida, on the 10th day of February, 2023.

TRUIST BANK

By:	/s/ Patrick Giordano
Name:	Patrick Giordano
Title:	Vice President

EXHIBIT 7 TO FORM T-1

CONSOLIDATED BALANCE SHEETS
TRUIST FINANCIAL CORPORATION AND SUBSIDIARIES

December 31, (Dollars in millions, except per share data, shares in thousands)	2021	2020
Assets
Cash and due from banks	$5,085	$5,029
Interest-bearing deposits with banks	15,210	13,839
Securities borrowed or purchased under agreements to resell	4,028	1,745
Trading assets at fair value	4,423	3,872
AFS securities at fair value	153,123	120,788
HTM securities (fair value of $1,495 as of December 31, 2021)	1,494	—
LHFS (including $3,544 and $4,955 at fair value, respectively)	4,812	6,059
Loans and leases (including $23 at fair value as of December 31, 2021)	289,513	299,734
ALLL	(4,435)	(5,835)
Loans and leases, net of ALLL	285,078	293,899
Premises and equipment	3,700	3,870
Goodwill	26,098	24,447
CDI and other intangible assets	3,408	2,984
Loan servicing rights at fair value	2,633	2,023
Other assets (including $3,436 and $4,891 at fair value, respectively)	32,149	30,673
Total assets	$541,241	$509,228
Liabilities
Noninterest-bearing deposits	$145,892	$127,629
Interest-bearing deposits	270,596	253,448
Short-term borrowings (including $1,731 and $1,115 at fair value, respectively)	5,292	6,092
Long-term debt	35,913	39,597
Other liabilities (including $586 and $555 at fair value, respectively)	14,277	11,550
Total liabilities	471,970	438,316
Shareholders' Equity
Preferred stock	6,673	8,048
Common stock, $5 par value	6,639	6,745
Additional paid-in capital	34,565	35,843
Retained earnings	22,998	19,455
AOCI, net of deferred income taxes	(1,604)	716
Noncontrolling interests	—	105
Total shareholders' equity	69,271	70,912
Total liabilities and shareholders' equity	$541,241	$509,228
Common shares outstanding	1,327,818	1,348,961
Common shares authorized	2,000,000	2,000,000
Preferred shares outstanding	223	280
Preferred shares authorized	5,000	5,000